EXHIBIT 99.1
575 Maryville Centre Drive St. Louis, Missouri 63141, USA www.solutia.com
FOR IMMEDIATE RELEASE	NEWS

Media: Melissa Zona +1.314.674.5555 Investors: Susannah Livingston +1.314.674.8914

Solutia Elects New Members to Executive Leadership Team

Appointments highlight proven success and commitment to emerging economies

ST. LOUIS, August 22, 2011 -- Solutia Inc. (NYSE: SOA), a market-leading performance materials and specialty chemicals company, today announced that it has added new members to its executive leadership team.  Newly elected members include Mr. D. Michael Donnelly, who has been named executive vice president and chief operating officer, and Mr. Nadim Qureshi, who has been named senior vice president of corporate development – emerging markets and president of photovoltaics.

Mr. Donnelly, who most recently served as president and general manager of Solutia’s Performance Films division, brings nearly 40 years of manufacturing, business and leadership expertise to his new position. As executive vice president and chief operating officer, Mr. Donnelly will have oversight of all operational and commercial aspects of the Company’s global businesses.

In his new role, Mr. Qureshi, who most recently served as Solutia’s vice president, corporate strategy and development, will identify opportunities for portfolio development, as well as near- and long-term growth opportunities in emerging markets.  In addition, he will have global management responsibility for Solutia’s photovoltaics business.  Mr. Qureshi will be based at Solutia’s Asia-Pacific regional headquarters in Shanghai, China.

 “These additions support a clearly charted strategy to capture organic growth opportunities and capitalize on Solutia’s proven manufacturing excellence, while strengthening our leadership presence in emerging markets, specifically in China,” said Jeffry N. Quinn, president, chairman and chief executive officer of Solutia Inc.

Solutia also announced that it has elected Mr. Craig Ivey president and general manager of the Performance Films division, replacing Mr. Donnelly.  Mr. Timothy Spihlman has been elected senior vice president of corporate strategy and analysis. Mr. Christopher Bray has been elected vice president and corporate controller.

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Notes to Editor:  SOLUTIA and the Radiance Logo™ and all other trademarks listed below are trademarks of Solutia Inc. and/or its affiliates.

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Corporate Profile
Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® polyvinyl butyral interlayers for glass lamination and for photovoltaic module encapsulation and VISTASOLAR® ethylene vinyl acetate films for photovoltaic module encapsulation;  LLumar®, Vista™, EnerLogic™, FormulaOne®, Gila®, V-KOOL®, Hüper Optik®, IQue™, Sun-X® and Nanolux™ aftermarket performance films for automotive and architectural applications; Flexvue™ advanced film component solutions for solar and electronic technologies; and technical specialties products including Crystex® insoluble sulfur, Santoflex® PPD antidegradants, Therminol® heat transfer fluids and Skydrol® aviation hydraulic fluids. Solutia’s businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,300 employees in more than 50 worldwide locations. More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis
08/22/11